Consent of Labonte & Co.
Exhibit 24.1



    LABONTE & CO.                      1205 - 1095 West Pender Street
---------------------                  Vancouver, BC  Canada
Chartered Accountants                  V6E 2M6
                                       Telephone       (604) 682-2778
                                       Facsimile       (604) 689-2778
                                       Email        rjl@labonteco.com




April 23, 2002

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washingtion, D.C. 20549


Re:  Asdar Group - Form S-8A Registration of 1,266,108 shares


Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated February 13, 2002 (except as to Note 9 which is dated March 8, 2002) to the Stockholders and Board of Directors with respect to the financial statements of the Company included in its annual reports filed with the U.S. Securities and Exchange Commission for the fiscal years ended December 31, 2001and 2000 on Form 10-KSB.


Sincerely,

/s/ LaBonte & Co.
    -------------
    LaBonte & Co.
    Chartered Accountants


RJL/vf